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                                                                    EXHIBIT 10.9

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is entered into as of August 24, 1999 by and between Stockpoint, Inc. a Delaware corporation (the "Company"), and Equity Dynamics, Inc. (the "Consultant").

         WHERAS, the Company and Consultant desire to confirm the terms and conditions pertaining to the rendering of services by Consultants for the Company;

         NOW, THEREFORE, the Company and Consultant agree as follows:

         1. Term of the Agreement. The Company hereby retains the services of Consultant hereby agrees to render services as a Consultant for the Company for a one (1) year period commencing on the date hereof and continuing until the date which is one (1) year from the date hereof, subject, however, to prior termination as hereinafter provided in Section 4.

         2.       Duties and Obligations.

                  a. For the term of the Agreement, Consultants shall provide management and financial consulting and advisory services to the Company and shall at times report to and follow the instructions and wishes of the President or Chief Executive Officer of the Company.

                  b. Consultant agrees that to the best of Consultant's ability and experience Consultant will at all times loyally and conscientiously perform all of the duties and obligations required of and from Consultant pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Company.

                  c. Consultant agrees to indemnify and hold the Company harmless against any and all loss, liability, damage, claims, demands or suits and related costs and expenses that arise, directly or indirectly, from Consultant's acts or omissions.





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         3. Compensation. In connection wit this Agreement, Consultant agrees to provide a minimum of 20 days per year of consulting services to the Company. To compensate Consultant for Consultant's services during the term of this Agreement, (i) the Company shall pay Consultant aggregate compensation equal to $50,000, $4,167.00 of which shall be paid by the Company to Consultant upon the execution of this Agreement and $4,67 per month thereafter (ii) upon execution of this Agreement the Company will grant Consultant warrants to purchase 125,000 shares of Common Stock, with an exercise price of $6.00 per share, pursuant to the terms of the stock purchase Warrant attached hereto as Exhibit A. In addition, the Company will reimburse Consultant for all out of pocket expenses related to Consultant's activities with the Company. The Consultant will supply the Company with invoices containing out of pocket expense detail.

         4.       Termination of Agreement.

                  a. This Agreement may be terminated by the Company at any time for any reason, with or without cause by giving sixty (60) days written notice to Consultant: such termination shall be effective sixty (60) days after Consultant's receipt of such written notice. If this Agreement is terminated without Good Cause (as defined herein) by the Company, any unvested options granted to Consultants shall immediately vest and become exercisable upon the effective date of such termination. No additional benefits, aside from options fully vested at the date of termination and any accrued compensation, shall be due upon such termination.

                  b. This Agreement shall terminate if Consultant ceases to function and exist due to bankruptcy or otherwise.

                  c. The Company may terminate this Agreement at any time for Good Cause (as defined herein). For the purposes of the Agreement, "Good Cause" includes but is not limited to, gross misconduct, gross neglect of duties, intentional acts or omission of Consultant of such negative quality that they may be deemed to have material and adverse effects on the Company's business, breach of any representation, warranty agreement or covenant made by Consultant in this Agreement or any act or omission involving fraud, embezzlement, or misappropriation of any property or proprietary information of the Company.

                  d. Consultant may terminate this Agreement by giving sixty (60) days written notice to the Company.


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         5.       Working Arrangement.

                  a. Consultant is an independent Consultant and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to Workers' Compensation Insurance; and Consultant will defend, indemnify and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations.

                  b. Consultant has no authority to act on behalf of or enter into any Contract or incur any liability on behalf of the Company.

                  c. Consultant's performance under this Agreement shall be conducted in full compliance with the highest standards of practice.

         6.       Miscellaneous.

                  a. Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of Iowa.

                  b. Arbitration. Any controversy between the parties hereto involving The construction or application of any terms, covenants or conditions to this Agreement, will be submitted to and be settled by final and binding arbitration in New York, New York or such other place as the parties may mutually agree, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  c. Amendment. No amendment or modification of the terms or Conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                  d. Severalbility. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  e. Successors and Assigns. The rights and obligations of the Company under this Agreement shall insure to the benefits of and shall be binding upon the successors and assigns of the Company.




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                           Consultant shall not be entitled to assign any of his
                           rights or obligations under this Agreement.

                  f. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the employment of Consultant.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                                   Stockpoint, Inc.:


                                                   By:
                                                      --------------------------

                                                   Equity Dynamics, Inc.:


                                                   By:
                                                      --------------------------
                                                       John Pappajohn
                                                       President